Exhibit 10.11

1095 Avenue of the Americas New York, NY 10036

July 1, 2002

Ms. Katherine J. Harless

8649 N. MacArthur Blvd. #1078

Irving, TX 75063

Dear Kathy:

I am pleased to offer you this new employment agreement (the “Agreement”) with Verizon Communications Inc. (“Verizon”), and, as an indication of my confidence in your abilities, I have added an automatic renewal provision. For purposes of this Agreement, the term “Company” means Verizon, all corporate subsidiaries and other companies affiliated with Verizon, all companies in which Verizon has an ownership or other proprietary interest of more than 10 percent, and their successors and assigns.

The many opportunities and challenges facing the Company are enormous and exciting. As a leader in our industry, we will be constantly challenged with sustaining our market growth and presence. We will meet these challenges by leveraging the strength of our talented and committed leaders. This Agreement demonstrates my continued confidence in you.

I value you and the leadership, vision, and commitment you bring to the Company. I am excited by the prospect of you continuing as a key member of the Company's leadership team.

The terms and conditions of this Agreement are set forth below.

1. Purpose – Verizon enters into this Agreement with you because the rapidly-changing and increasingly global telecommunications market requires the Company to make critical strategic, marketing, and technical decisions. These decisions by the Company will be based, in whole or in part, on confidential analyses of the evolving telecommunications market, confidential assessments of the technical capabilities and strategic plans of the Company

Ms. Katherine J. Harless

July 1, 2002

and competing businesses, and confidential or proprietary information regarding the Company’s technology, resources, and business opportunities or other confidential or proprietary information relating to the Company’s business. Verizon seeks by this Agreement to ensure that you remain a part of the executive management team that plays a central role in this decision-making process.

In consideration for your entering into this Agreement, including the restrictions on the disclosure and use of confidential or proprietary information and the limitations on your engaging in competitive activities, the Company is providing you with the security of a written two-year agreement, short- and long-term award opportunities, and other benefits.

2. General – Under this Agreement, you shall continue as a senior executive of the Company. As a senior executive, you shall report to Mike Masin.

3. Term – The term of employment under this Agreement (“Term of Employment”) shall commence on July 1, 2002, and end on June 30, 2004; provided that, on the last day of the Term of Employment, the Term of Employment shall automatically be extended for an additional two years unless, on or before that date, the Term of Employment terminates or the Company notifies you in writing that the Term of Employment shall not be extended. For example, on June 30, 2004, the Term of Employment shall be extended until June 30, 2006, unless, on or before June 30, 2004, the Term of Employment terminates or the Company notifies you in writing that the Term of Employment shall not be extended, and, if the Term of Employment is extended until June 30, 2006, the Term of Employment shall be extended on that date until June 30, 2008, unless, on or before June 30, 2006, the Term of Employment terminates or the Company notifies you in writing that the Term of Employment shall not be extended. Notwithstanding the preceding provisions of this paragraph 3, the Company reserves the right to terminate your employment and the Term of Employment at any time. Your employment and the Term of Employment also may terminate for other reasons (such as your resignation, retirement, death, or disability). The consequences of the termination of your employment are specified in paragraph 11 (“Termination Of Employment”).

Ms. Katherine J. Harless

July 1, 2002

4. Duties And Responsibilities – You shall continue to serve as a senior executive of the Company in such capacities, with such titles and authorities, as Mike Masin or his successor may from time to time prescribe, and you shall perform all duties incidental to such positions, shall cooperate fully with Mike or his successor, and shall work cooperatively with the other officers of the Company. You shall continue to devote your entire business skill, time, and effort diligently to the affairs of the Company in accordance with the duties assigned to you, and you shall perform all such duties, and otherwise conduct yourself, in a manner reasonably calculated in good faith by you to promote the best interests of the Company. During the Term of Employment, except to the extent specifically permitted in writing by Mike or his successor, and except for memberships on boards of directors that you held on October 3, 2000, (the date of your previous employment agreement with Verizon), you shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization other than the Company or a person or organization in which the Company has a financial interest, whether or not the services are rendered for compensation.

5. Location – During the Term of Employment, you shall perform services for the Company at either its New York City headquarters or the Company’s offices in Dallas, Texas, or at any other location designated by the Company as necessary or appropriate for the discharge of your responsibilities under this Agreement. In the event of any change in your principal work location, you shall be eligible for relocation assistance under the terms of any Company relocation policy applicable to other senior executives of the Company in your salary band at the time of such relocation.

6. Base Salary – During the Term of Employment, your annual base salary shall not be less than your annual base salary on the date of this Agreement; provided that if you are granted a merit increase in your base salary, your base salary shall not thereafter be reduced below that increased level during the Term of Employment. The Human Resources Committee of Verizon’s Board of Directors or its designee shall review your base salary at least annually.

7. Short-Term And Long-Term Bonus Opportunities – During the Term of Employment, the Company shall provide you with annual short-term and long-term bonus opportunities equivalent to those available to other senior

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July 1, 2002

executives of the Company in your salary band. While you are not guaranteed an annual short-term or long-term bonus award in any amount, (a) the value of your annual short-term bonus opportunity shall be not less than 75 percent of your then-current base salary, and (b) the value of your annual long-term bonus opportunity shall not be less than 425 percent of your then-current base salary.

8. Benefits And Perquisites – (a) In General – For the immediate future, you shall–

(1)	participate in the tax-qualified and nonqualified retirement plans and in the other employee benefit plans (such as the medical and dental plans), programs, and policies in which you currently participate; and

(2)	be eligible for the perquisites available to senior executives in your salary band;

provided that the Company retains the right to amend or terminate any benefit plan, policy, program, or perquisite at any time.

(b) Annual Physical – You are encouraged to take an annual physical examination from a physician at the Company’s expense and to certify in writing to the Company’s designee each year (1) that you have had the examination and (2) the nature and extent of any medical impairments that prevent you from currently performing the essential functions of your position.

9. Special Retention Account Program – Pursuant to your October 3, 2000, employment agreement with Verizon (the “Prior Agreement”), the Company established a Special Retention Account on your behalf under the GTE Executive Salary Deferral Plan, which was subsequently transferred to the Verizon Income Deferral Plan. You shall also be eligible for such other benefits as are provided under the Verizon Income Deferral Plan to employees with Special Retention Accounts. A copy of the applicable provisions of the Verizon Income Deferral Plan relating to the Special Retention Account is attached hereto as Exhibit A, which is incorporated herein by reference. Your rights to the balance in your Special Retention Account following the termination of your employment shall be governed by the applicable provisions of the Verizon

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Income Deferral Plan, rather than by the terms of paragraphs 11 (“Termination of Employment”) and 12 (“Release”).

10. Excise Tax Gross-Up – Under certain circumstances you may become entitled to a gross-up payment with respect to the excise tax imposed by section 4999 of the Internal Revenue Code (the “Code”). The terms governing the gross-up payment are set forth in Exhibit B, which is incorporated herein by reference.

11. Termination Of Employment – (a) Voluntary Termination By You – You may terminate your employment under this Agreement for a reason other than Retirement (as defined in subparagraph (c), below) or Good Reason (as defined in subparagraph (d), below) by giving the Chief Executive Officer of Verizon (the “CEO”), at least 30 calendar days’ (exclusive of vacation days) in advance of such termination, written notice of your intent to so terminate. The termination shall automatically become effective upon the expiration of such notice period. Upon the effective date of such termination, your base salary and any other Company benefits and perquisites shall cease to accrue, you shall forfeit all then-outstanding stock options, and you shall forfeit all rights under this Agreement which as of the relevant date have not yet been earned. A termination of employment in accordance with this subparagraph (a) shall be deemed a “Voluntary Termination.”

(b) Termination Due To Death Or Disability – If, during the Term of Employment, you terminate employment because of death or disability (as defined under the Company-sponsored long-term disability plan that applies to you at the time your employment is so terminated), the Company shall make a lump-sum cash payment to you equal to the excess of (1) one times the sum of your base salary and short-term bonus (at 50% of maximum), over (2) any amounts payable to you under Company-sponsored disability plans. You shall also be entitled to accelerated vesting of all outstanding stock options, and you shall be entitled to exercise all then-outstanding stock options until the earlier of (1) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (2) the expiration of the option; provided that if you terminate employment because of death, your rights under this subparagraph (b) shall pass to your estate. For this purpose, your base salary shall be based on your base salary rate in effect immediately before your employment terminated.

Ms. Katherine J. Harless

July 1, 2002

(c) Retirement – You may terminate your employment under this Agreement by reason of Retirement (as defined below) by giving the CEO, at least 30 calendar days’ (exclusive of vacation days) in advance of such termination, written notice of your intent to so terminate. The termination shall automatically become effective upon the expiration of such notice period. Upon the effective date of such termination, you shall be entitled to a pro-rated portion of any short-term and long-term bonuses (when and to the extent that they are earned) and accelerated vesting of all outstanding stock options (other than the Founders’ Grant), and you shall be entitled to exercise all then-outstanding stock options (excluding nonvested Founders’ Grant options) until the earlier of (1) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (2) the expiration of the option. For purposes of this Agreement, “Retirement” means attaining normal retirement age under the terms of the Verizon Management Pension Plan (the “Pension Plan”) or satisfying the Rule of 75 under the Pension Plan (or being deemed retirement eligible pursuant to any other plan or agreement). Except as provided by the preceding provisions of this subparagraph (c), upon the effective date of your Retirement, your base salary and any other Company benefits and perquisites shall cease to accrue; provided that you shall otherwise be eligible to receive any and all compensation and benefits for which a similarly situated senior executive would be eligible under the applicable provisions of the compensation and benefit plans in which he is then eligible to participate, as those plans may be amended from time to time.

(d) Termination For Good Reason – (1) You may terminate your employment under this Agreement for Good Reason by giving the CEO, at least 30 calendar days’ (exclusive of vacation days) in advance of such termination (the “Notice Period”), written notice of your intent to so terminate, setting forth in reasonable detail the facts and circumstances deemed to provide a basis for such termination. For purposes of this Agreement, “Good Reason” means a material breach by the Company of the terms and conditions of this Agreement, a material reduction in your overall compensation opportunities, or your assignment to a new principal work location that is more than 50 miles from your previous principal work location and from New York City. A “Good Reason” shall not occur merely because of a change in the individual (or position) to whom (or to which) you report. In addition, a "Good Reason" shall not occur merely because the Company notifies you, in accordance with

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paragraph 3 (“Term”), that the Term of Employment shall not be extended for an additional two-year period.

(2) Notwithstanding the foregoing, the Company shall have 15 calendar days from its receipt of such notice to cure the action specified in the notice. In the event of a cure by the Company within the 15-day period, the action in question shall not constitute Good Reason.

(3) Except as provided in subparagraph (d)(2), above, at the end of the Notice Period, the Good Reason termination shall take effect, and your obligation to serve the Company, and the Company’s obligation to employ you, under the terms of this Agreement shall terminate simultaneously, and you shall be deemed to have incurred an Involuntary Termination Without Cause, with the consequences described in subparagraph (e), below; provided that your rights under this subparagraph (d) are contingent on your execution of a release in accordance with paragraph 12 (“Release”).

(4) If you do not fulfill the notice and explanation requirements imposed by this subparagraph (d), the resulting termination of employment shall be deemed a Voluntary Termination.

(e) Involuntary Termination Without Cause – The Company may terminate your employment under this Agreement at any time and for any reason. However, if the Company terminates your employment during the Term of Employment for any reason other than death, disability, or Cause (as defined in subparagraph (f), below), such termination shall be deemed an Involuntary Termination by the Company, and you shall be entitled to receive the following payments and benefits in lieu of any payment or benefit otherwise provided pursuant to paragraphs 6 (“Base Salary”) through 8 (“Benefits And Perquisites”):

(1)

The Company shall make a lump-sum cash severance payment to you equal to the excess of (i) two times the sum of your base salary and short-term bonus (at 50% of maximum), over (ii) the sum of your then-current balance in your Special Retention Account, as determined under the Verizon

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Income Deferral Plan, and any amounts paid or payable to you under any Company-sponsored severance plan, program, policy, contract, account, or arrangement;

(2)	Your unvested stock options shall immediately vest, and you may exercise all of your then-outstanding stock options at any time up to the earlier of (i) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (ii) the expiration of the option; and

(3)	You shall be eligible for outplacement services to the extent that such services are then available to senior executives in your salary band;

provided that your rights under this subparagraph (e) are contingent on your execution of a release in accordance with paragraph 12 (“Release”). For purposes of this paragraph 11(e), the Company shall not be deemed to have terminated your employment during the Term of Employment if the Company notifies you, in accordance with paragraph 3 (“Term”), that the Term of Employment shall not be extended for an additional two-year period.

(f) Involuntary Termination For Cause – (1) Nothing in this Agreement prevents the Company from terminating your employment under this Agreement for Cause. In the event of your termination for Cause, the Company shall pay you your full accrued base salary and accrued vacation time through the date of your termination, you shall forfeit all then-outstanding stock options if you are not eligible for Retirement at the time of your termination, and the Company shall have no further obligations under this Agreement; provided that you shall otherwise be eligible to receive any and all compensation and benefits for which a similarly situated senior executive would be eligible under the applicable provisions of the compensation and benefit plans in which he is then eligible to participate, as those plans may be amended from time to time.

(2) For purposes of this Agreement, “Cause” is defined as (i) grossly incompetent performance or substantial or continuing inattention to

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or neglect of the duties and responsibilities assigned to you; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 13 (“Covenants”), as determined by the CEO in his discretion, or (ii) commission of any felony of which you are finally adjudged guilty by a court of competent jurisdiction.

(3) If the Company terminates your employment for Cause, the Company shall provide you with a written statement of the grounds for such termination within 10 business days after the date of termination.

12. Release – You shall not be entitled to any benefits under this Agreement following the termination of your employment unless, at the time your employment terminates, you execute a release satisfactory to the Company releasing the Company, its affiliates, shareholders, directors, officers, employees, representatives, and agents and their successors and assigns from any and all employment-related claims you or your successors and beneficiaries might then have against them (excluding any claims you might then have under this Agreement, or any employee benefit plan that is subject to the vesting standards imposed by the Employee Retirement Income Security Act of 1974, as amended). This paragraph 12 shall not apply if your employment is terminated by reason of your Retirement (other than by an involuntary termination without Cause or a "Good Reason" termination), disability, or death.

13. Covenants – In consideration for the benefits and agreements described above, you agree to comply with the covenants set forth in Exhibit C hereto, which is incorporated herein by reference.

14. Request For Waiver – Nothing in this Agreement bars you from requesting, at the time of your termination of employment or at any time thereafter, that the CEO, in his sole discretion, waive in writing the Company’s rights to enforce some or all of the provisions incorporated in paragraph 13 (“Covenants”).

15. Other Agreements And Policies – The obligations imposed on you by paragraph 13 (“Covenants”) are in addition to, and not in lieu of, any and all other policies and agreements of the Company regarding the subject matter of the foregoing obligations.

Ms. Katherine J. Harless

July 1, 2002

16. Nonduplication Of Benefits – No provision of this Agreement shall require the Company to provide you with any payment, benefit, or grant that duplicates any payment, benefit, or grant that you are entitled to receive under any Company compensation or benefit plan, award agreement, or other arrangement.

17. Other Company Plans – Except to the extent otherwise explicitly provided by this Agreement, any awards made to you under any Company compensation or benefit plan or program shall be governed by the terms of that plan or program and any applicable award agreement thereunder as in effect from time to time. Notwithstanding the foregoing, you shall not be entitled to participate in any Company compensation or benefit plan that is established after your employment with the Company terminates, and except as specifically provided in this Agreement, you shall not be entitled to any additional grants or awards under any Company compensation or benefit plan after your employment with the Company terminates. The amounts paid, provided, or credited under this Agreement shall not be treated as compensation for purposes of determining any benefits payable under any Company-sponsored pension, savings, life insurance, or other employee benefit plan except to the extent provided by the terms of such plan.

18. Forfeiture – (a) If you breach any of the obligations incorporated in paragraph 13 (“Covenants”), or engage in serious misconduct that is contrary to written policies of the Company and is harmful to the Company or its reputation, you shall forfeit:

(1)	all credits that are added to your Retirement Contribution Sub-Account in the Verizon Income Deferral Plan (or to any successor account in that plan or a successor plan) ("Retirement Contribution Sub-Account"), on or after January 1, 2002, other than the GTE Supplemental Executive Retirement Plan conversion credit (the “Conversion Credit”);

(2)	any interest or other earnings or gains on or after January 1, 2002, with respect to any credits in your Retirement Contribution Sub-Account (including any interest, or other

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earnings or gains attributable to the Conversion Credit or any interest or other earnings or gains attributable to any other credit regardless of when the credit was added to your Retirement Contribution Sub-Account); and

(3)	any unpaid incentive compensation (such as performance bonus awards or other awards under the Verizon Communications Inc. Long-Term Incentive Plan) that you are otherwise entitled to receive.

(b) The remedies available under this paragraph are in addition to, and not in lieu of, the remedies available under paragraph 25 (“Additional Remedies”).

19. No Deemed Waiver – Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

20. Taxes – The Company may withhold from any benefits payable under this Agreement all taxes that the Company reasonably determines to be required pursuant to any law, regulation, or ruling. However, it is your obligation to pay all required taxes on any amounts and benefits provided under this Agreement, including the benefits and perquisites provided to you pursuant to paragraph 8 (“Benefits and Perquisites”), regardless of whether withholding is required.

21. Confidentiality – Except to the extent otherwise required by law, you shall not disclose, in whole or in part, any of the terms of this Agreement. This paragraph 21 does not prevent you from disclosing the terms of this Agreement to your spouse or to your legal, tax, or financial adviser, provided that you take all reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

22. Governing Law – To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York, excluding any conflicts or choice of

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law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.

23. Assignment – Verizon may, without your consent, assign its rights and obligations under this Agreement to any entity that is a part of the Company, and if Verizon makes such an assignment, all references in this Agreement to Verizon (except for references to Verizon common stock) shall be deemed to refer to the assignee. However, you may not assign your rights and obligations under this Agreement.

24. Severability – The agreements contained herein and within the release prescribed by paragraph 12 (“Release”) shall each constitute a separate agreement independently supported by good and adequate consideration, and shall each be severable from the other provisions of the Agreement and such release. If an arbitrator or court of competent jurisdiction determines that any term, provision, or portion of this Agreement or such release is void, illegal, or unenforceable, the other terms, provisions, and portions of this Agreement or such release shall remain in full force and effect, and the terms, provisions, and portions that are determined to be void, illegal, or unenforceable shall either be limited so that they shall remain in effect to the extent permissible by law, or such arbitrator or court shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by this Agreement and such release.

25. Additional Remedies – In addition to any other rights or remedies, whether legal, equitable, or otherwise, that each of the parties to this Agreement may have, you acknowledge that

(a)	The covenants incorporated in paragraph 13 (“Covenants”) are essential to the continued good will and profitability of the Company;

(b)	You have broad-based skills that will serve as the basis for employment opportunities that are not prohibited by the covenants incorporated in paragraph 13 (“Covenants”);

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(c)	When your employment with the Company terminates, you shall be able to earn a livelihood without violating any of the terms of this Agreement;

(d)	Irreparable damage to the Company shall result in the event that the covenants incorporated in paragraph 13 (“Covenants”) are not specifically enforced and that monetary damages will not adequately protect the Company from a breach of such covenants;

(e)	If any dispute arises concerning the violation by you of the covenants incorporated in paragraph 13 (“Covenants”), an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security shall be required in connection therewith;

(f)	Such covenants shall continue to apply after any expiration, termination, or cancellation of this Agreement; and

(g)	Your breach of any of such covenants shall result in your immediate forfeiture of all rights under this Agreement.

26. Survival – The provisions of paragraphs 13 (“Covenants”) through 28 (“Entire Agreement”) shall survive the Term of Employment. In addition, if the Term of Employment is not extended in accordance with paragraph 3 (“Term”) but your employment continues after the end of the Term of Employment, you shall be subject to the obligations imposed by each of such paragraphs with respect to such employment. Any obligations that the Company has incurred under this Agreement to provide benefits that have vested under the terms of this Agreement (including the Company’s obligations under paragraph 11(c) (“Retirement”)) shall likewise survive the Term of Employment. Except as provided by the preceding provisions of this paragraph 26, if the Term of Employment is not extended in accordance with paragraph 3 (“Term”) but your employment continues after the end of the Term of Employment, the terms of such employment shall not be governed by this Agreement.

27. Arbitration – Any dispute arising out of or relating to this Agreement (except any dispute arising out of or relating to paragraph 13

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(“Covenants”)), and any dispute arising out of or relating to your employment, shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute, and the parties specifically waive all rights to pursue any other remedy, recourse, or relief. With respect to disputes by the Company arising out of or relating to paragraph 13 (“Covenants”), the Company has retained all its rights to legal and equitable recourse and relief, including but not limited to injunctive relief, as referred to in paragraph 25 (“Additional Remedies”). The arbitration shall be expedited and conducted in the State of New York pursuant to the Center for Public Resources (“CPR”) Rules for Non-Administered Arbitration in effect at the time of notice of the dispute before one neutral arbitrator appointed by CPR from the CPR Panel of neutrals unless the parties mutually agree to the appointment of a different neutral arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The finding of the arbitrator may not change the express terms of this Agreement and shall be consistent with the arbitrator’s understanding of the findings a court of proper jurisdiction would make in applying the applicable law to the facts underlying the dispute. In no event whatsoever shall such an arbitration award include any award of damages other than the amounts in controversy under this Agreement. The parties waive the right to recover, in such arbitration, punitive damages. Each party hereby agrees that New York City is the proper venue for any litigation seeking to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 27, and each party hereby waives any right it otherwise might have to defend, oppose, or object to, on the basis of jurisdiction, venue, or forum nonconveniens, a suit filed by the other party in any federal or state court in New York City to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 27. Each party also waives any right it might otherwise have to seek to transfer from a federal or state court in New York City a suit filed by the other party to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 27.

28. Entire Agreement – Except for the terms of the compensation and benefit plans in which you participate (including any award agreements issued thereunder), this Agreement, including the Exhibits hereto, sets forth the entire understanding of you and the Company, and supersedes all prior agreements and communications, whether oral or written, between the

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Company (or GTE or Bell Atlantic or any of their respective subsidiaries) and you regarding the subject matter of this Agreement, including the Prior Agreement. This Agreement shall not be modified except by written agreement of you and Verizon.

Kathy, I believe that this Agreement continues to provide you and your family with a firm foundation of financial security as our Company faces many new challenges and opportunities. I recognize that the Company and the telecommunications industry operate in a rapidly changing and demanding environment. It is my hope that this Agreement demonstrates to you the level of confidence that I have in your abilities to meet the commitments that I expect from you. Please indicate your acceptance by signing below and returning the signed Agreement to me or Ezra Singer within ten business days after your receipt of this Agreement.

Sincerely yours,

Ivan Seidenberg
Chief Executive Officer

cc: E. Singer

I agree to the terms described above.

Katherine J. Harless